UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2018 (January 15, 2019)

Frontier Oilfield Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-30746	75-2592165
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

220 Travis Street, Suite 501, Shreveport, Louisiana	71101
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 243-2610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to amend Item 2.01 of the Current Report on Form 8-K that Frontier filed with the Securities and Exchange Commission (“SEC”) on December 28, 2018 regarding the sale of its current assets and operations of the Company to Galenfeha, Inc.

During our final due diligence, we discover a matter that needs to be resolved before closing. Both parties have agreed to rescind the transaction for now.

1

Item 2.01.

Completion of Acquisition or Disposition of Assets

Frontier’s Senior Secured creditor, its Board of Directors, and the majority of Frontier’s shareholders, have agreed to sell its current assets and operations of the Company to Galenfeha, Inc., subject to final terms and conditions.

In consideration for the release of all claims and liabilities against the assets and operations of the Company, Galenfeha, Inc. will issue one share of Preferred Stock for each share of Frontier Oilfield Services, Inc. common stock. The transaction will be effective January 1st, 2019. Frontier will move forward and continue to deleverage its Balance Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 15, 2019	Frontier Oilfield Services, Inc.

	By:	/s/ Don Lawhorne
Don Lawhorne,
Chief Executive Officer and Chief Accounting Officer